Exhibit 99.1

News Release

Uranium Resources Reports Preliminary 2016 Results

CENTENNIAL, Colo., February 13, 2017 – Uranium Resources, Inc. (Nasdaq: URRE; ASX: URI), an energy metals exploration and development company, announced today its preliminary unaudited fiscal year end operating results for 2016 and key business highlights for 2016 and to date.

Christopher M. Jones, President and Chief Executive Officer, said, “We continue to make our business leaner and lower cost, while simultaneously developing a new lithium business and maintaining our optionality on the future rising uranium price.  As we enter 2017 with substantial cash in our treasury, we are in a strong financial position to fund our business operations going forward.  We are not just waiting for change, we are making change.”

Key Business Highlights for 2016 and to Date

•

Acquisition of lithium properties. The Company’s expansion into lithium development included the acquisition of dominant land positions in two prospective basins for lithium brines in the western United States – the Columbus Basin Project in Nevada and the Sal Rica Project in Utah. The Company first announced that it had initiated a lithium exploration and development business on August 24, 2016.

•

Uranium operations.  In 2016 the Company continued to maintain its uranium properties on standby, awaiting improved uranium market prices.  Activities included continued restoration/reclamation activities in South Texas, while in New Mexico, the Company is currently in negotiations for extensions on the Cebolleta and Juan Tafoya leases.  The Company’s Temrezli property in Turkey is also being maintained on standby.

•

Laramide asset sale. On January 5, 2017, the Company closed the sale of its Crownpoint and Churchrock properties in New Mexico to Laramide Resources Ltd. (“Laramide”).  At the closing, the Company received $2.25 million in cash, common stock and warrants from Laramide valued at $0.5 million, a three-year secured promissory note in the amount of $5.0 million and other considerations.  The Company had received a non-refundable payment of $250,000 from Laramide in October 2016.

•

Equity Capital Raises.  In 2016, the Company raised $14.5 million, comprised of $2.0 million from two registered direct offerings, $6.7 million from sales under the Company’s common stock purchase agreement [with Aspire Capital Fund LLC] and $5.8 million from sales through the Company’s At-The-Market sales agreement.  On January 19, 2017, the Company raised net proceeds of $8.9 million from the sale of common stock and pre-funded warrants in a confidentially marketed public offering.  All warrants have been exercised.

•

RCF Loan retired.  Between December 5 and December 22, 2016, the Company issued 2,487,562 shares of common stock to Esousa Holdings LLC (“Esousa”) under the terms of an Exchange Agreement to retire $2.5 million of the $8.0 million loan with Resource Capital Fund V L.P. (“RCF”).  Esousa had purchased the $2.5 million note from RCF under a separate agreement.  On February 9, 2017, the Company paid $5.7 million out of treasury to repay the remaining principal and interest amounts due and outstanding under the RCF loan agreement, and the loan agreement was thereby terminated.  In connection with the termination of the loan agreement, all security interests and pledges granted to RCF by the Company and certain of its subsidiaries were terminated and in due course will be released.

•

Cash balance.  At February 13, 2017, after payment of the RCF loan, we have $6.8 million in our treasury.

Key Preliminary Financial Highlights (unaudited)

The Company notes that these financial results for the year ended December 31, 2016 are preliminary and subject to the completion of its financial closing procedures and audit by its independent auditors. There can be no assurance that the Company's final audited financial results for the fourth fiscal quarter and year ended December 31, 2016 will not differ from these preliminary estimates as a result of final closing and review procedures or audit adjustments, and any such changes could be material. Readers are cautioned not to place undue reliance on the preliminary financial results.  The reporting date for final audited 2016 results will be announced separately.

Table 1: Preliminary Financial Summary (unaudited)

•

Net loss. Net loss for the 12 months ended December 31, 2016 is $19.6 million compared to a loss of $15.1 during the same period in 2015.  The primary difference in the comparative net loss was a one-time item in 2015, a gain of $4.3 million from the sale of the Roca Honda project to Energy Fuels Inc.  2016 includes a non-cash loss on extinguishment of debt $3.3 million related to the exchange agreement between the Company and Esousa which is the difference between the fair value of the shares exchanged with Esousa and the fair value of the shares that would have been issuable to RCF.

•

Cash and working capital. Continued working capital improvements resulted in an improved cash balance of $3.3 million at December 31, 2016, and a reduction in accounts payable from $3.0 million at December 31, 2015 to $0.6 million at December 31, 2016.   As of February 13, 2017, the Company held cash and cash equivalents totaling approximately $6.8 million.

•

Shares outstanding.  Total shares outstanding at February 13 are 21,495,273.

About Uranium Resources

URI is focused on expanding its energy metals strategy, which includes developing its new lithium business while maintaining optionality on the future rising uranium price.  The Company has developed a dominant land position in two prospective lithium brine basins in Nevada and Utah in preparation for exploration and potential development of any lithium resources that may be discovered there.  In addition, URI remains focused on advancing the Temrezli in-situ recovery (ISR) uranium project in Central Turkey when uranium prices permit economic development of this project. URI controls extensive exploration properties in Turkey under eight exploration and operating licenses covering approximately 32,000 acres (over 13,000 ha) with numerous exploration targets, including the potential satellite Sefaatli Project, which is 30 miles (48 km) southwest of the Temrezli Project. In Texas, the Company has two licensed and currently idled uranium processing facilities and approximately 11,000 acres (4,400 ha) of prospective ISR uranium projects. In New Mexico, the Company controls mineral rights encompassing approximately 186,000 acres (75,300 ha) in the prolific Grants Mineral Belt, which is one of the largest concentrations of sandstone-hosted uranium deposits in the world. Incorporated in 1977, URI also owns an extensive information database of historic drill hole logs, assay certificates, maps and technical reports for uranium properties located in the Western United States.

Cautionary Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words. All statements addressing events or developments that the Company expects or anticipates will occur in the future, including but not limited to statements relating to developments at the Company’s projects, including future exploration costs and results, are forward-looking statements.  Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties.  These risk factors and uncertainties include, but are not limited to, (a) estimated or expected net cash used in operations, mineral property expenses, general and administrative expenses, net loss, and cash and working capital positions for the twelve months ended December 31, 2016, (b) the Company’s ability to raise additional capital in the future; (c) spot price and long-term contract price of uranium and lithium; (d) risks associated with our foreign operations, (e) operating conditions at the Company’s projects; (f) government and tribal regulation of the uranium industry, the lithium industry, and the power industry; (g) world-wide uranium and lithium supply and demand, including the supply and demand for lithium-based batteries; (h) maintaining sufficient financial assurance in the form of sufficiently collateralized surety instruments; (i) unanticipated geological, processing, regulatory and legal or other problems the Company may encounter in the jurisdictions where the Company operates, including in Texas, New Mexico, Utah, Nevada and Turkey; (j) the ability of the Company to enter into and successfully close acquisitions or other material transactions;  (k) the results of the Company’s lithium brine exploration activities at the Columbus Basin and Sal Rica Projects, (l) the ability of the Company to negotiate extensions on the Cebolleta and Juan Tafoya leases and (m) other factors which are more fully described in the Company’s Annual Report on

Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release.

Uranium Resources Contact:
Christopher M. Jones, President and CEO	Jeff Vigil, VP Finance and CFO
303.531.0472	303.531.0473

Email: Info@uraniumresources.com

Website: www.uraniumresources.com